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                                                                     Exhibit 5.1




                                                     February 19, 2002


Anteon International Corporation
3211 Jermantown Road, Suite 700
Fairfax, Virginia 22030-2801

                        Anteon International Corporation
                       Registration Statement on Form S-1
                           REGISTRATION NO. 333-75884

Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that we furnish our opinion as to the legality, for sale thereunder, of (i) 4,687,500 shares (the "Primary Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be offered by Anteon International Corporation, a Delaware corporation (the "Company"), (ii) up to 9,687,500 shares of Common Stock that may be offered by certain stockholders



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of the Company (including shares that may be sold by certain stockholders of the
Company upon exercise of the underwriters' over-allotment option) (the
"Secondary Shares") and (iii) up to 14,375,000 rights to purchase shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock") attached to the Primary Shares and the Secondary Shares (the "Rights").

                  In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), the form of the Agreement and Plan of Merger included as Exhibit 2.2 to the Registration Statement (the "Merger Agreement"), the form of the Company's Amended and Restated Certificate of Incorporation included as Exhibit 3.1 to the Registration Statement, the form of the Certificate of Designations of the Series A Preferred Stock included as Exhibit
3.2 to the Registration Statement, the form of the Company's Amended and Restated By-laws included as Exhibit 3.3 to the Registration Statement, the form of the Rights Agreement included as Exhibit 4.9 to the Registration Statement (the "Rights Agreement"), the Amended and Restated Omnibus Stock Plan, as amended to date, of Anteon International Corporation, a Virginia corporation and subsidiary of the Company (the "Stock Plan"), certain option agreements relating to options to purchase shares of Common Stock granted under the Stock Plan (the "Option Agreements"), the $22,500,000 aggregate principal amount Subordinated Convertible Promissory Note, dated as of June 23, 1999, issued by the Company (the "Convertible Note") and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and




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relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. For purposes of the following opinion, we have also assumed (i) the consummation of the merger contemplated in the Merger Agreement and the other transactions described in the Registration Statement under "Certain Relationships--Reorganization Transactions" (including the conversion of the Convertible Note) in accordance with the terms of the applicable agreements (collectively, the "Reorganization Transactions"), (ii) the due authorization, execution and delivery of the Rights Agreement by the Company and the Rights Agent (as defined in the Rights Agreement) in substantially the form included as
Exhibit 4.9 to the Registration Statement and (iii) the Rights Agreement is a legal, valid and binding obligation of the Rights Agent.

                  Based upon the foregoing, we are of the opinion that (i) the Primary Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable, (ii) upon the issuance of the Secondary Shares in connection with the



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Reorganization Transactions or as provided for by the Stock Plan and the Option
Agreements, such Secondary Shares will be duly authorized, validly issued, fully paid and nonassessable and (iii) upon their issuance in accordance with the terms of the Rights Agreement, the Rights will be validly issued.

                  Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                  We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                  Very truly yours,


                                  /s/  PAUL, WEISS, RIFKIND, WHARTON & GARRISON


                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON